1 ChromaDex Earnings Conference Call Fourth Quarter 2021 Rob Fried Chief Executive Officer Kevin Farr Chief Financial Officer Andrew Shao SVP Scientific & Regulatory Affairs Nasdaq: CDXC | March 9, 2022

2SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2022 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook, and the timing and results of pre-clinical and clinical trials. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our most recent report on Form 10-K and Form 10-Q, filed with the Securities Exchange Commission (the “Commission”), and in our other periodic filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; a decline in general economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions, and other factors relating to our industry, our operations and results of operations. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measures exclude interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of these non-GAAP measures to the most comparable GAAP measures are attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT

3 Q4 2021 & Recent Highlights • Total company and Tru Niagen® net sales were up 15% and 14% YoY, respectively, with 17% growth in e-Commerce. • Total company net sales increased 3% sequentially. Tru Niagen® net sales declined (5)% sequentially with 6% growth in e- Commerce offset by lower B2B sales (in part due to COVID-19 headwinds for international partners). • Net loss was $(5.3) million or $(0.08) per share, compared to a net loss of $(8.9) million or $(0.13) per share, in Q3 2021 and $(6.1) million or $(0.10) per share in Q4 2020. • Underlying business, as measured by Adjusted EBITDA excluding total legal expense, delivered a loss of $(1.8) million, compared to a loss of $(0.6) million in Q3 2021 and $(1.1) million in Q4 2020. • Delivered strong gross margins of 61.2% and a $(3.2) million reduction in operating expense sequentially. • Legal expense was down $(4.0) million sequentially to $1.6 million, with the litigation expense largely behind us. Enabled increased investments in brand advertising, including television tests ahead of the new campaign in 2022. • Announced clinical study on NR and Parkinson's Disease patients. Granted new U.S. continuation patent, strengthening patent portfolio of 40+ patents on NR and other NAD precursors. • Announced agreement with Designs for Health to sell Niagen® in specially-formulated products, exclusive to their HCP network. • Ended the quarter with $28.2 million in cash. Remain committed to achieving cash flow break-even while making investments to drive long-term revenue growth and remain the leader in the NAD+ market. Solid quarter financially and inflection point for the company. With significant litigation expense behind us, we are prioritizing investments in a larger brand campaign in 2022 to drive overall growth and brand awareness at Walmart.

Management Team



Rob Fried
Chief Executive Officer

E-Commerce & entertainment industry executive

Savoy Pictures, Columbia Pictures, Fried Films, FeelIn, WHN, Healthspan Research



Frank Jaksch
Executive Chairman

Co-founded ChromaDex in 2000



Fadi Karam
Chief Marketing Officer

Former Nestlé executive

Deep brand building experience, across traditional retail as well as e-commerce platforms



Kevin Farr
Chief Financial Officer

Former CFO, Mattel
PriceWaterhouse
Licensed CPA

ChromaDex. TRU NIAGEN 4

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) Scientific Update

6 Science Continues to Expand • Two new human studies on nicotinamide riboside registered since prior update:¹ • Children's Hospital of Philadelphia (January 2022) • The objective is to study the effect of NR and exercise on skeletal muscle quality and VO2max in adolescents and young adults following hematopoietic cell transplantation, or HCT, survivors • VO2max is a measure of the maximum amount of oxygen your body can utilize during exercise • According to the researchers, adolescents and young adults who undergo HCT are at an especially high risk of developing sarcopenia, or less of skeletal muscle mass, at an earlier age, which has a myriad of downstream effects • There is a growing body of evidence highlighting that NAD+ is critical for muscle metabolism and NR is an effective way to elevate NAD+ to support muscle health • Roskamp Institute, Inc. (February 2022) • The objective is to test whether supplementation with 300 milligrams of NR per day can achieve the primary objective of increasing NAD+ levels in participants with Gulf War Illness, or GWI • GWI affects approximately 32% of Gulf War veterans, and is characterized by memory impairment, fatigue, gastrointestinal problems, and widespread pain • Recent preclinical studies have shown that NR supplementation can correct bioenergetic deficits in GWI mice and improve their fatigue-like behavior • Given the importance of NAD+ in cellular bioenergetics, researchers are exploring whether this can be repeated in humans through NR supplementation • Eight new research studies signed through ChromaDex External Research Program (CERP)² (1) There are 68 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 53 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 71 under the search term “nicotinamide riboside.” (As of March 4, 2022) (2) 245+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding.

7 Recent Peer-Reviewed Clinical Publications • Cell Metabolism – Brakedal et al., 2022 – “The NADPARK study. A randomized Phase 1 trial of nicotinamide riboside supplementation in Parkinson's disease.” – March 2022 • Phase 1 clinical study showed that NR supplementation significantly increased cerebral NAD+ levels, improved some measures of motor function and decreased levels of inflammatory cytokines in Parkinson's Disease, or PD, patients. • Abnormal energy metabolism due to mitochondrial dysfunction has been linked to PD, which affects more than 10 million people worldwide, and is believed to play a role in the initiation and progression of the disease. • This study assessed NR as a potential therapeutic strategy for targeting mitochondrial function and energy metabolism in PD patients. • Journal of Clinical Investigation – Wu et al., 2022 – “Boosting NAD+ bluntsTLR4-induced Type 1 IFN in control and systemic lupus erythematosus monocytes” – January 2022 • The study investigated the anti-inflammatory effects of NR on monocytes, a type of white blood cell, extracted from two groups: young, healthy subjects, and patients diagnosed with systemic lupus erythematosus. • Demonstrated that increasing NAD+ levels through NR supplementation reduced Type-1 interferon signaling, which plays an important role in the human immune response. • The results from this pilot study are promising; however, more research is needed to understand the implications of NR supplementation for patients with autoimmune disorders like lupus.

8 Scientific Advisory Board Charles Brenner, Ph.D. Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism City of Hope World's Foremost Authority on NAD Metabolism Roger Kornberg, Ph.D. Chairman Professor of Structural Biology Stanford University Nobel Prize Winner, Chemistry, 2006 Rudolph Tanzi, Ph.D. Kennedy Professor of Neurology Harvard University Leading Alzheimer's Researcher, TIME 100 Most Influential 2015 Dr. Bruce German Chairman of Food, Nutrition, & Health University of California, Davis Leader in Food, Nutrition, & Wellness Innovation Professor Sir John Walker, Ph.D. Emeritus Director, MRC Mitochondrial Biology University of Cambridge Nobel Prize Winner, Chemistry, 1997 Brunie H. Felding, Ph.D. Associate Professor of Molecular Medicine Scripps Research Institute Renowned Breast Cancer Researcher focused on NAD+ supplementation Dr. David Katz President of True Health Initiative CEO of Diet ID World renowned physician & preventive medicine expert

Most prominent human clinical research areas for Niagen® are vitality, locomotion, cognition, and sensory

	VITALITY (incl. Cardiovascular, Metabolic)	LOCOMOTION	COGNITION (Neurological)	SENSORY
Human Studies	59%	24%	11%	6 %
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver* Weight Loss Heart Failure Hypertension Arterial Stiffness* Vascular Function* Immunity/Inflammation* Chronic Kidney Disease Cystic Fibrosis	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies (e.g. Diabetic Neuropathy, Peripheral Neuropathy) Small Nerve Fiber Degeneration

Note: Based on Niagen® nicotinamide riboside (NR) trials listed on clinical trials.gov and ChromaDex Material Transfer Agreements – studies in progress or in planning.

ChromaDex.
9

Financial Highlights

11 • Tru Niagen® net sales decreased to 79% of net sales in Q4 2021 compared to 85% in Q3 2021(2) • Niagen®-related net sales decreased to 94% of net sales in Q4 2021 compared to 95% in Q3 2021(3) 1. Analytical Reference Standards and Services previously reported as Core 2. Tru Niagen® net sales include e-Commerce, Watson’s/Other B2B 3. Niagen®-related sales include Tru Niagen® and Niagen® ingredient Similar mix of Niagen®- related sales (e-Commerce, Watsons/Other B2B, and Niagen Ingredient). Q4 2021 Net Sales Mix

12 Growth Rates YoY % (vs Q4 2020) Q4 2021 Net Sales ($ in millions) QoQ % (vs Q3 2021) $14.1 +17% +6% +5% (30)% +14% +53% +13% +15% +94% +100% +15% +3%Total Q4 2021 Net Sales Tru Niagen® business up 14% year-over-year driven by growth in e-Commerce and Watson's / Other B2B. Sequential Tru Niagen® sales declined slightly related to lower Watson's / Other B2B sales. (1) Analytical Reference Standards and Services previously reported as Core

13 FY 2021 Net Sales ($ in millions) Total Strong growth in Tru Niagen® and Watson's / Other B2B, partially offset by lower sales in Niagen® and other ingredients. Niagen® Ingredient business expected to improve with new strategic partnerships. Full Year 2021 Net Sales +14% +21% +18% (5)% +13% (67)% YoY % (vs FY 2020) $56.7 (1) Analytical Reference Standards and Services previously reported as Core

2019 – 2021 YTD Net Sales Summary

(in millions)

Description	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 FY	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2020 FY	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021 FY
Ecommerce	5.9	6.5	7.1	7.9	27.5	8.2	8.1	8.7	9.5	34.5	9.6	10.6	10.5	11.1	41.8
Watsons	1.3	1.9	2.3	1.9	7.3	1.8	1.3	2.5	2.1	7.6	1.6	2.9	2.6	2.2	9.3
Other B2B	0.3	0.3	0.3	0.4	1.3	1.1	2.3	0.8	0.8	5.0	1.3	1.8	1.6	0.8	5.6
Total TRU NIAGEN	7.5	8.7	9.7	10.2	36.1	11.1	11.7	11.9	12.3	47.1	12.4	15.4	14.8	14.1	56.7
NIAGEN Ingredient	1.1	1.1	0.7	2.0	4.9	2.0	2.0	0.9	2.2	7.1	1.2	1.3	1.7	2.5	6.7
NIAGEN Related Revenues	8.6	9.8	10.5	12.1	41.0	13.1	13.7	12.8	14.6	54.2	13.6	16.7	16.4	16.6	63.4
Other Ingredients	0.4	0.3	0.5	0.1	1.3	0.5	0.9	0.6	0.1	2.1	0.1	0.2	0.1	0.2	0.7
Analytical Reference Standards & Services	1.1	1.0	1.1	0.9	4.0	0.7	0.7	0.8	0.8	3.0	0.9	0.8	0.8	0.9	3.4
Total Net Sales	10.0	11.1	12.1	13.1	46.3	14.3	15.3	14.2	15.4	59.3	14.7	17.7	17.3	17.8	67.4
TRU NIAGEN as % of Total Net Sales	74 %	79 %	81 %	78 %	78 %	78 %	77 %	84 %	80 %	79 %	85 %	87 %	85 %	79 %	84 %
NIAGEN Related Revenues as % of Total Net Sales	85 %	88 %	87 %	93 %	88 %	91 %	90 %	90 %	94 %	91 %	93 %	94 %	95 %	94 %	94 %
YOY Growth Rate - Net Sales															
Total Company	53 %	42 %	48 %	44 %	47 %	43 %	38 %	18 %	18 %	28 %	2 %	16 %	22 %	15 %	14 %
NIAGEN Related	99 %	73 %	68 %	63 %	73 %	53 %	40 %	22 %	20 %	32 %	4 %	22 %	29 %	14 %	17 %
Total TRU NIAGEN	146 %	134 %	86 %	57 %	96 %	50 %	34 %	22 %	21 %	31 %	12 %	31 %	24 %	14 %	20 %
Sequential Growth Rate - Net Sales															
Total Company	11 %	10 %	9 %	9 %		10 %	7 %	(7)%	9 %		(5)%	21 %	(2)%	3 %	
NIAGEN Related	15 %	15 %	6 %	16 %		8 %	5 %	(7)%	14 %		(6)%	22 %	(1)%	1 %	
Total TRU NIAGEN	15 %	17 %	11 %	4 %		10 %	5 %	2 %	4 %		1 %	24 %	(4)%	(5)%	

Note – Other B2B previously referred to as International / Other

ChromaDex. TRU NIAGEN 14

15 (in thousands) Q4 2021 Q3 2021 Notes Net Sales 17,759 17,308 Tru Niagen® business down (5)%. E-Commerce up 6%, offset by ANZ distributor (COVID-19 headwinds) and Watsons (catch-up in shipments from supply chain disruptions completed last quarter). Gross Profit % of Net Sales 10,868 61.2% 10,578 61.1% Gross margin up slightly Selling and Marketing % of Net Sales 8,641 48.7% 7,221 41.7% Investments in digital marketing and brand building initiatives; broader industry trends impacting digital advertising costs and efficiencies Research and Development 1,045 996 Up slightly with increased investments to accelerate R&D pipeline, partially offset by timing of projects General and Administrative 6,498 11,202 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.1) million Other 0 0 No other expenses in either quarter Total Operating Expense 16,184 19,419 Lower G&A expense driven by significant decrease in litigation expense, partially offset by investments in selling and marketing Operating Loss $(5,316) $(8,841) Slightly higher sales and gross margins and lower overall operating expense Q4 2021 vs Q3 2021 Key P&L Metrics

16 (in thousands) Q4 2021 Q4 2020 Notes Net Sales 17,759 15,445 Tru Niagen® business up 14% driven by global e-Commerce growth. Niagen® ingredient sales up 14% year-over-year. Gross Profit % of Net Sales 10,868 61.2% 9,421 61.0% Up 20bps driven by product cost savings initiatives, overall scale on supply chain overhead and favorable mix (higher e-commerce sales) Selling and Marketing % of Net Sales 8,641 48.7% 6,319 40.9% Investments in digital marketing and brand building; broader industry trends impacting digital advertising costs and efficiencies Research and Development(1) 1,045 870 Up due to increased investments to accelerate R&D pipeline General and Administrative(1) 6,498 8,313 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.3) million Other 0 0 No expenses in either quarter Total Operating Expense 16,184 15,502 Increase in selling and marketing expense, partially offset by lower G&A expense driven by reduced litigation expense Operating Loss $(5,316) $(6,081) Higher sales and gross margins with modest increase in overall operating expense due to investments to grow the business Q4 2021 vs Q4 2020 Key P&L Metrics (1) Certain prior period results have been reclassified to be consistent with the current period presentation.

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Finanical Measures
(In thousands)

	Three months ended											
	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Net loss, as reported	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (7,381)	$ (5,566)	$ (8,856)	$ (5,325)
Adjustments												
Interest (income) expense	(35)	575	314	(7)	12	24	19	16	19	12	15	9
Depreciation	173	190	196	203	214	218	220	219	221	226	232	211
Amortization of intangibles	61	61	62	62	62	60	60	61	60	61	53	51
Amortization of right of use assets	138	141	144	92	92	95	97	115	126	128	131	126
Share-based compensation	2,029	1,759	1,687	1,697	1,873	1,711	1,574	1,778	1,284	1,616	1,822	1,473
Severance and restructuring	—	—	—	200	953	284	224	329	(10)	13	342	6
Bad debt expense[1]	—	—	—	2,233	—	—	—	—	—	—	—	—
Adjusted EBITDA	$ (5,971)	$ (5,029)	$ (4,799)	$ (4,373)	$ (2,696)	$ (1,319)	$ (2,021)	$ (3,579)	$ (5,681)	$ (3,510)	$ (6,261)	$ (3,449)
Total legal expense	3,250	2,926	2,944	2,226	2,380	1,844	1,896	2,468	5,010	4,150	5,640	1,626
Adjusted EBITDA excluding total legal expense	$ (2,721)	$ (2,103)	$ (1,855)	$ (2,147)	$ (316)	$ 525	$ (125)	$ (1,111)	$ (671)	$ 640	$ (621)	$ (1,823)

Q4 2021 Adjusted EBITDA, excluding total legal expense, was a loss of $(1.8) million, compared to a loss of $(1.1) million in the prior year period. Higher sales and gross margins, offset by investments in marketing and R&D to capitalize on growth in the NAD market.

17

1. Q4 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

18 Q4 2021 Operating Loss vs Q4 2020 (in millions) +$3.3 MM -$2.5 MM

19 Strengthened the balance sheet, continued to manage working capital (in thousands) 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 Key Drivers (FY 2021 vs 2020) Cash $ 18,812 $13,608 $18,890 $15,478 $16,697 $44,691 $38,778 $33,102 $28,219 $25 million capital raise plus stock option exercise by employees and ATM financing Inventory 11,535 11,280 12,338 11,031 11,683 12,762 12,183 12,676 13,601 Investments to support growth Accounts Receivable 2,175 3,558 3,954 3,214 2,694 4,647 5,999 5,295 5,226 Driven by mix of customer sales and timing of collections Accrued Liabilities 4,415 5,249 5,246 5,173 6,133 7,328 5,569 6,331 6,481 Driven by changes in expenses and accrual for employee bonuses Accounts Payable 9,626 8,159 9,780 6,881 9,445 11,693 9,970 10,804 10,423 Driven by changes in inventory, advertising and legal expense Equity 20,445 16,548 21,581 19,487 16,424 43,832 42,142 35,449 31,727 Driven by $25 million capital raise Quarterly Balance Sheet Highlights

Quarterly Cash Flow Highlights

(in thousands)	FY 2019	3/31/20	6/30/20	9/30/20	12/31/20	FY 2020	3/31/21	6/30/21	9/30/2021	12/31/2021	FY 2021
Net Loss	$ (32,147)[4]	$ (5,902)	$ (3,711)	$ (4,215)	$ (6,097)	$ (19,925)	$ (7,381)	$(5,566)	$(8,856)	$(5,325)	$(27,128)
Working Capital	2,026[1]	(1,583)	43	(1,605)	3,528[6]	383	258	(4,390)	942	(1,670)	(4,915)
Cash From / (Used for) Operations	(20,439)[1]	(5,221)	(1,556)	(3,845)	22	(10,600)	(5,405)	(7,895)	(5,919)	(4,944)	(24,163)
Cash From / (Used for) Investing	(249)	(20)	(101)	(60)	16	(165)	(46)	(265)	(96)	(2)	(409)
Cash From / (Used for) Financing	16,884[2][3]	37	6,940[5]	492	1,181	8,650	33,445[7]	2,247[8]	339	63	36,094
Net Increase / (Decrease) in Cash	$ (3,804)	$ (5,204)	$ 5,282	$ (3,412)	$ 1,219	$ (2,115)	$ 27,994	$ (5,913)	$(5,676)	$(4,883)	$11,522
Ending Cash Balance	$ 18,812	$ 13,608	$ 18,890	$ 15,478	$ 16,697	$ 16,697	$ 44,691	$38,778	$33,102	$28,219	$28,219

Investments to grow the business and protect our IP, while managing working capital

1. Includes $4 million deferred revenue related to the upfront payment from Nestlé.
2. Includes $10 million issuance of convertible notes, net of $565,000 of issuance costs.
3. Includes $7 million issuance of common stock, net of $226,000 of issuance costs.
4. Includes $2.2 million write-off of receivables from Elysium.
5. Includes $5 million issuance of common stock, net of $144,000 of issuance costs, and includes $2.2 million proceeds from exercise of stock options.
6. Includes $1 million deferred revenue related to the product launch fee received from Nestlé.
7. Includes $25 million issuance of common stock, net of $129,000 of issuance costs, and includes $8.6 million proceeds from exercise of stock options.
8. Includes $2.2 million issuance of common stock, net of $299,000 of issuance costs, and include $0.4 million proceeds from exercise of stock options.

20

21 2021 Full Year Outlook Recap (in thousands) 2020 Actual 2021 Outlook 2021 Actual Comments Achieved?(3) Net Sales $59,257 Continued steady revenue growth (No change) $67,449 Total net sales grew by +14% and Tru Niagen® net sales grew by +20% year- over-year ✓ Gross Margin % (as a % of net sales) 59.5% Slightly better than 60% (No change) 61.5% Improved by +200 bps year-over-year ✓ Selling, Marketing & Advertising (as a % of net sales) 35.4% Up as a % of net sales (Previously “up slightly as a % of net sales”) 42.0% Up +$7.4 million and up +660 bps as a % of net sales year-over-year ✓ Research & Development(1) (as a % of net sales) 5.8% Up as a % of net sales (Previously “roughly flat as a % of net sales”) 5.7% Up +$0.4 million and down -10 bps as a % of net sales year-over-year ✓ General & Administrative(1) (2) $20,387 Up slightly in absolute dollars (No change) $19,602 Down $(0.8) million and down -530 bps as a % of net sales year-over-year ✓ Adjusted EBITDA excluding legal $(1,027) Close to break-even for 2021 YTD (9 months) Focused on achieving similar performance in Q4 2021 Timing due to volatility of investments $(2,475) Loss increased by $(1.4) million year- over-year reflecting incremental brand building investments ✓ Company delivered on its latest financial outlook across all metrics and was slightly better than target on R&D and G&A expense. Adjusted EBITDA loss, excluding total legal expense, reflected higher brand investments. 1. Certain prior period results have been reclassified to be consistent with the current period presentation. 2. Excludes severance and restructuring expense and legal expense (see details on slide 23). Total G&A was $30,765 in 2020 and $36,379 in 2021. 3. Compared to latest financial outlook provided on Q3 2021 earnings call.

22 2022 Financial Outlook (in thousands) 2020 Actual 2021 Actual 2022 Full Year Outlook Key Drivers Net Sales $59,257 $67,449 +15-20% YoY • Tailwinds: E-Commerce, new partnerships • Headwinds: COVID-19 impact on Watsons and New Zealand and Australia distributor Gross Margin % (as a % of net sales) 59.5% 61.5% Slightly better than 60%, similar to 2021 • Continued cost savings initiatives and scale offsetting current inflationary pressures Selling, Marketing & Advertising (as a % of net sales) 35.4% 42.0% Up in absolute dollars; down slightly as a % of net sales • Increased investments with more efficient spend of resources to drive Tru Niagen® brand awareness Research & Development(1) $3,415 $3,832 Up approximately $2 million • Increased investments to accelerate R&D pipeline, including new NAD precursor development General & Administrative(1) (2) $30,765 $36,379 Down $5 to $6 million • Significant reduction in legal expense, partially offset by investments in information technology and headcount Continued solid revenue growth in 2022, with increased investments to capitalize on growth in the NAD+ market globally 1. Certain prior period results have been reclassified to be consistent with the current period presentation. 2. G&A as reported.

23 2021 Adjusted EBITDA excluding total legal expense was a loss of $(2.5) million, compared to a loss of $(1.0) million in the prior year primarily due to higher marketing investments. Adjusted EBITDA 2021 vs 2020 ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures (In thousands) Year Ended Year-over-Year ChangeDec 31, 2020 Dec 31, 2021 Net loss, as reported $ (19,925) $ (27,128) $ (7,203) Adjustments Interest (income) expense 71 55 (16) Depreciation 871 890 19 Amortization of intangibles 243 225 (18) Amortization of right of use assets 399 511 112 Share-based compensation 6,936 6,195 (741) Severance and restructuring 1,790 351 (1,439) Adjusted EBITDA $ (9,615) $ (18,901) $ (9,286) Total legal expense 8,588 16,426 7,838 Adjusted EBITDA excluding total legal expense $ (1,027) $ (2,475) $ (1,448)

24 Delivered a solid fourth quarter and continued to demonstrate financial discipline with solid gross margins and lower legal spend, while making important investments to build our Tru Niagen® brand. • Total net sales of $17.8 million in Q4 2021 (+15% YoY, 3% versus Q3 2021) • Demonstrated continued progress building Tru Niagen® into a global brand ◦ Tru Niagen® net sales of $14.1 million in Q4 2021 (+14% YoY) ◦ Slight sequential decline in Tru Niagen® net sales ((5)% in Q4 2021 vs Q3 2021) • Continuously strong gross margin (+20bps YoY, +10bps versus Q3 2021) ◦ Gross margin of 61.2% in Q4 2021 versus 61.1% in Q3 2021 ◦ Continued supply chain cost saving initiatives, scale, and favorable business mix are offsetting supply chain inflation • Marketing efficiency reflects investments in digital advertising and brand building (780bps YoY, 700bps versus Q3 2021) ◦ Selling and marketing expense of 48.7% of net sales in Q4 2021 compared to 41.7% in Q3 2021, and 40.9% in Q4 2020 • General and administrative expense (G&A)(1) was $6.5 million, down $(4.7) million sequentially and $(1.8) million YoY primarily due to lower legal expense. Excluding total legal fees, severance & restructuring, and equity compensation expense, G&A was down $(0.3) million YoY and down $(0.1) million sequentially • Net loss was $(5.3) million or $(0.08) per share, compared to a net loss of $(6.1) million or $(0.10) per share in Q4 2020 • Adjusted EBITDA excluding total legal expense was a loss of $(1.8) million, compared to a loss of $(1.1) million in Q4 2020 Q4 2021 Financial Highlights - Recap (1) Certain prior period results have been reclassified to be consistent with the current period presentation.

25 Contact Info Brianna Gerber Vice President of Finance and Investor Relations T: +1.949.419.0288 ext. 127 BriannaG@chromadex.com www.chromadex.com Where to buy TRU NIAGEN® truniagen.com amazon.com Walmart.com and select Walmart Retail Locations